CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pharma-Bio Serv, Inc. (the "Company") on Form 10-KSB for the year ended October 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Elizabeth Plaza, Chief Executive Officer of the Company, and Pedro J. Lasanta, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Elizabeth Plaza	/s/ Pedro J. Lasanta
Elizabeth Plaza Chief Executive Officer	Pedro J. Lasanta Chief Financial Officer

January 31, 2008